UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2012

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 3, 2012, Motorola Mobility (Motorola), a wholly owned subsidiary of Google Inc. (Google), determined that it would reduce its headcount by approximately 4,000 out of a total of about 20,000 employees. Two-thirds of the reduction is set to occur outside of the U.S. In addition, Motorola plans to close or consolidate about one-third of its 90 facilities, as well as simplify its mobile product portfolio—shifting the emphasis from feature phones to more innovative and profitable devices.

These changes are designed to return Motorola’s mobile devices unit to profitability, after it lost money in fourteen of the last sixteen quarters. That said, investors should expect to see significant revenue variability for Motorola for several quarters. While lower expenses are likely to lag the immediate negative impact to revenue, Google sees these actions as a key step for Motorola to achieve sustainable profitability.

Motorola understands how hard these changes will be for the employees concerned and is committed to helping them through this difficult transition. Motorola will be providing generous severance packages, as well as outplacement services to help the employees find new jobs. Google expects to incur a severance-related charge of no greater than $275 million, which it believes will be largely recognized in the third quarter, with the remaining severance-related costs recognized by the end of 2012. Google also expects to incur other restructuring charges related to the actions described above, the majority of which will be recognized in the third quarter. Although Google cannot currently predict the amount of these other charges at this time, these additional charges could be significant.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements about Google’s plans for its Motorola business. These statements involve risks and uncertainties, and actual results may differ materially from Google’s expectations. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, whether Google will be able to refocus Motorola’s product portfolio and complete the consolidation of Motorola’s facilities as and when planned, whether the expected timing and amount of the costs associated with these and other actions will meet or exceed Google’s forecasts, whether taking these and other actions to improve the profitability of the Motorola business will meet or exceed Google’s expectations and whether Google’s plans for new product introductions will be successful. Other risks and uncertainties that can affect Google’s performance are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2011 and the most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which are on file with the Securities and Exchange Commission (SEC) and are available on the SEC’s website at www.sec.gov and on Google’s investor relations website at investor.google.com. All information provided in this Current Report on Form 8-K is as of August 13, 2012, and Google undertakes no duty to update this information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: August 13, 2012	/s/ PATRICK PICHETTE
Patrick Pichette
Senior Vice President and Chief Financial Officer